UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 12, 2026

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2026, upon recommendation of the Compensation Committee, the Board of Directors of Deere & Company (the “Company”) approved grants of one-time awards of performance-based restricted stock units (“PSUs”) to the Company’s named executive officers listed below as well as certain other senior officers, under the John Deere 2020 Equity and Incentive Plan, such grants to be made on or about March 19, 2026 subject to the grantee’s continued employment through such date. The PSUs are earned based on performance and subject to time-based vesting as described below.

The one-time PSU awards are designed to incentivize the delivery of long-term business results, in alignment with the challenging goals of the Company’s refined Leap Ambitions throughout business cycles, while promoting the retention of senior officers.

Performance Earning and Vesting Conditions

The number of PSUs to be earned is contingent on the achievement of performance goals described further below, and time-based vesting through October 27, 2030.

The PSUs will be earned based on actual achievement relative to pre-established annual Shareholder Value Added (“SVA”) targets during a five-fiscal year period beginning on November 3, 2025 and ending on October 27, 2030 (the “Performance Period”). To reflect cyclicality inherent in the Company’s business, the annual SVA targets will use a variable scale based on the Company’s net sales during each fiscal year (a “Performance Year”) within the Performance Period measured as a percent of estimated mid-cycle net sales.

For each Performance Year, no payout will be earned unless SVA performance exceeds 90% of the applicable SVA target and the maximum performance level will be 125% of such SVA target. The payout percentage for each Performance Year will range from zero (for performance at or below 90% of the applicable SVA target), to 100% (for performance at 100% of the applicable SVA target) and to 175% (for performance at or above 125% of the applicable SVA target), with straight line interpolation for achievement between points.

The Performance Year payout percentage for each year will then be aggregated and divided by five to determine the average performance percentage for the Performance Period. The number of shares of common stock that a grantee will be entitled to receive at the end of the Performance Period will be calculated by multiplying the target number of PSUs by the average performance percentage for the Performance Period.

Definition of SVA

SVA will be defined as the sum of (i) operating profit, less (ii) the product of (x) average assets, multiplied by (y) cost of capital, for the Company’s three equipment operations segments. SVA measures earnings of the equipment operations segments in excess of their cost of capital, or the pretax operating profit left over after subtracting the cost of capital. The cost of capital is deducted from the equipment operations operating profit or added to the operating loss of each segment to determine the amount of SVA.

Treatment Upon Termination of Employment

If a grantee’s employment is terminated for any reason during the first three years of the Performance Period, all of the grantee’s PSUs will be forfeited. If a grantee’s employment is terminated due to death or disability, or following the completion of three full performance years, if the grantee’s employment is terminated due to a qualifying termination (which includes a termination without cause or for good reason), or retirement, the grantee will be eligible to vest in a prorated portion of the PSUs with performance determined based on actual performance for the completed period as set forth in the award agreement. Additionally, if at any time during the Performance Period the grantee experiences a qualifying termination within the twenty-four months following a change of control, the grantee will be deemed service-vested in all outstanding PSUs with actual payout to be determined based on performance as set forth in the award agreement.

Target Value PSUs Awarded

The number of target PSUs to be awarded will be determined based upon the fair market value of the Company’s common stock on the date of grant. The table below sets forth the total, five-year target value of the PSUs granted to each named executive officer.

Name	Target Value
John C. May	$25,000,000
Ryan D. Campbell	$5,000,000
Deanna M. Kovar	$5,000,000

The foregoing description of the terms of the PSUs does not purport to be complete and is qualified in its entirety by reference to the form of Performance Stock Unit Award Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Number	Description of Exhibit
10.1	Form of Performance Stock Unit Award Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

Dated: March 16, 2026	By:	/s/ Kellye L. Walker
Kellye L. Walker
Corporate Secretary

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